UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2005 (August 29, 2005)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

4300 North Point Parkway
Alpharetta, Georgia 30022

(Address of Principal Executive Office, including Zip Code)

(770) 300-0101
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 29, 2005, MedQuest, Inc. (“MedQuest”) and MQ Associates, Inc. (“MQ Associates”) entered into a letter agreement, effective as of August 31, 2005 in respect of the third limited waiver (as so modified, the “Limited Waiver”) from the Lenders under its Amended and Restated Credit Agreement dated as of September 3, 2003, as amended, by and among MQ Associates, MedQuest, as Borrower, the several lenders from time to time parties thereto (the “Lenders”), Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), Chase Lincoln First Commercial Corporation, as Syndication Agent, and General Electric Capital Corporation and Wachovia Bank, National Association, as Co-Documentation Agents (the “Senior Credit Facility”). The Limited Waiver provides for an extension of the third limited waiver that MedQuest and MQ Associates obtained on May 13, 2005 with respect to certain defaults and/or events of default under the Senior Credit Facility. The Limited Waiver also provides for a temporary waiver of any defaults and/or events of default that may occur with respect to (i) the covenant in the Senior Credit Facility that requires MQ Associates and MedQuest to deliver to the Lenders and the Administrative Agent a copy of the unaudited consolidated financial statements of MedQuest and its consolidated subsidiaries for, and as of the end of, each of the fiscal quarters ended March 31, 2005 and June 30, 2005 and for the six months ended June 30, 2005, in each case, within 45 days after the end of such fiscal quarters and (ii) non-compliance with the financial covenant tests in the Senior Credit Facility for the periods ended June 30, 2005, March 31, 2005, December 31, 2004 and/or prior periods. The Limited Waiver is effective only until, and shall expire automatically upon, the earliest to occur of (w) September 7, 2005, (x) delivery by MedQuest to the Administrative Agent and the Lenders of audited financial statements for the fiscal year ended December 31, 2004 (together with related certificates and other information) to the extent required by the Senior Credit Facility, (y) the occurrence of a default or event of default under the Senior Credit Facility other than those expressly being waived in the Limited Waiver and (z) the requisite holders (or trustee, if applicable) under any indenture, agreement or instrument evidencing Indebtedness for borrowed money in an outstanding principal amount greater than $2.0 million taking any action with respect to any event of default that may have occurred or may occur under such indenture, agreement or instrument.

Similar to the prior limited waivers, as a condition to the continuing effectiveness of the Limited Waiver, MedQuest has agreed that the aggregate amount of all borrowings of revolving loans and/or swingline loans made, together with the aggregate amount of all letters of credit issued, at any time outstanding under the Senior Credit Facility during the term of such Limited Waiver will not exceed an amount equal to the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, on March 23, 2005 (which was approximately $28.8 million) plus $5.0 million. As of August 31, 2005, MedQuest had repaid (or cash collateralized) revolving loans such that, following the release of such cash collateral, the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, will be approximately $24.0 million. As of August 31, 2005, Medquest has approximately $9.8 million of unused availability, which includes the $5.0 million of availability discussed above. The effect that certain writedowns of accounts receivable has had or may have on any financial statements or other information previously delivered to the Administrative Agent and the Lenders and on any related representations and warranties under the Senior Credit Facility shall be disregarded for purposes of a condition under the Senior Credit Facility to the permitted borrowings discussed above.

The Limited Waiver continues to provide that if, at the close of any business day during the waiver period, the aggregate cash on hand (i.e., bank balance) of MQ Associates, MedQuest and its consolidated subsidiaries exceeds $8.5 million, MedQuest shall promptly repay revolving loans with an amount equal to such excess. In the event that MedQuest makes such a repayment, or any repayment of the revolving loans, swingline loans or letters of credit that are outstanding or issued during the waiver period, it will have the ability to re-borrow such repaid amount in addition to the unused availability immediately prior to such repayment.

The Limited Waiver continues to limit the ability of MQ Associates, MedQuest and their respective subsidiaries to take certain actions that would otherwise be permitted under the Senior Credit Facility, including the ability to borrow Eurodollar Loans with an interest period of longer than one month, the ability to incur incremental term loans, the ability to make certain payments, dividends or distributions on, or repurchase or redeem, capital stock, the ability to repay revolving loans with amounts that would otherwise be required to repay term loans, and the ability to make acquisitions.

MedQuest expects to continue discussions with the Lenders to obtain a permanent waiver of any defaults and/or events of default that may have occurred. There can be no assurance that MedQuest will be able to obtain such a permanent waiver to the Senior Credit Facility. The failure to do so would have a material adverse effect on MedQuest.

ITEM 8.01               Other Events.

On August 29, 2005, MQ Associates, Inc. (“MQ Associates”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that it had extended the expiration date for its consent solicitation to Wednesday, August 31, 2005. The consent solicitation was previously scheduled to expire at 5:00 p.m. on Friday, August 26, 2005.

On September 1, 2005, MQ Associates, Inc. (“MQ Associates”) issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein, announcing that it had extended the expiration date for its consent solicitation to Friday, September 2, 2005. The consent solicitation was previously scheduled to expire at 5:00 p.m. on Wednesday, August 31, 2005.

On September 1, 2005 MQ Associates, Inc. (“MQ Associates”) issued a press release, a copy of which is attached hereto as Exhibit 99.3 and incorporated by reference herein, announcing that it had extended the expiration date for its consent solicitation to Tuesday, September 6, 2005.  The consent solicitation was previously scheduled to expire at 10:00 a.m. on Friday, September 2, 2005.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Description of Exhibit

10.1

Letter Agreement in respect of Third Limited Waiver to Amended and Restated Credit Agreement, effective as of August 31, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

99.1	Press release dated August 29, 2005.

99.2	Press release dated September 1, 2005.

99.3	Press release dated September 1, 2005.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding MQ Associates’ future growth and profitability, growth strategy and trends in the industry in which it operates. These forward-looking statements are based on MQ Associates’ current expectations and are subject to a number of risks, uncertainties and assumptions. MQ Associates can give no assurance that such forward-looking statements will prove to be correct. Among the most important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the previously announced consent solicitations, the results of the previously announced investigation by the U.S. Attorney’s Office, the previously announced inquiry by the Securities and Exchange Commission (the “SEC”) or any other future action taken by the SEC or the U.S. Attorney’s Office, uncertainty concerning the amount and timing of patient receivable and other writedowns, the ultimate findings of the Audit Committee’s review (including any new information or additional issues that may arise during the course of such review), the ability of MQ Associates to negotiate additional extensions of the Limited Waiver and/or obtain a permanent waiver under, and amendment to, the Senior Credit Facility, the reaction of MQ Associates’ other creditors, customers and suppliers to the matters discussed in this report, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MQ Associates’ services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MQ Associates’ ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Registration Statement on Form S-4 declared effective on October 14, 2004 as well as other periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: September 1, 2005

	By:	/s/ John G. Haggerty
		Name:	John G. Haggerty
		Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1

Letter Agreement in respect of Third Limited Waiver to Amended and Restated Credit Agreement, effective as of August 31, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

99.1	Press release dated August 29, 2005.

99.2	Press release dated September 1, 2005.

99.3	Press release dated September 1, 2005.